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                                                                     Exhibit 3.2

                               Imax Corporation





                             General By-Law No. 1







                                   June 1999
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                               Imax Corporation

                                 BY-LAW NO. 1

     A by-law regulating generally the transaction of the business and affairs of Imax Corporation.


                                   Section 1

                                INTERPRETATION

1.1 Definitions. In this by-law, which may be cited as the General By-law, unless the context otherwise requires:

     "Act" means the Canada Business Corporations Act, R.S.C. 1985, C. 44 and any statute that may be substituted therefor, as from time to time amended;

     "Articles" includes the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival of the Corporation;

     "Board" means the Board of Directors of the Corporation;

     "Corporation" means Imax Corporation;

     "meeting of shareholders" means any meeting of shareholders including an annual meeting and a special meeting;

     "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

     "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are two or more; and in the case of a director, officer or auditor, his latest address as recorded in the records of the Corporation.

1.2 Construction. Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, executors, administrators, legal representatives, and unincorporated organizations and any number or aggregate of persons.

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                                   Section 2

                           MEETINGS OF SHAREHOLDERS

2.1 Meetings of Shareholders. The annual meeting of shareholders shall be held in each year on a date to be determined by the Board. The Board, one of the Co-Chairmen or the Chairman if there is only one, a Vice-Chairman, one of the Co-Chief Executive Officers, or the Chief Executive Officer if there is only one, may call a special meeting of shareholders, at any time, provided however, that the Non-Executive Chairman and one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one shall have approved the date, time and agenda for such meeting.

2.2 Chairman, Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers who is present at the meeting: one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one, one of the Co-Chairmen or the Chairman if there is only one, a Vice-Chairman or a Vice-President who is a director of the Corporation. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to act as chairman. The secretary of any meeting of shareholders shall be the Secretary of the Corporation. If the Secretary is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. The chairman may appoint one or more persons who need not be shareholders to act as scrutineers at the meeting.

2.3 Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles to be present. Any other person may be admitted with the consent of the meeting or of the chairman of the meeting.

2.4 Quorum. Except as otherwise provided in the Articles, a quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for such a shareholder and together holding or representing by proxy not less than 33-1/3% of the outstanding shares of the Corporation entitled to be voted at the meeting.


                                   Section 3

                                   DIRECTORS

3.1 Number of Directors; Filling Vacancies. Subject to the Act and the Articles and the contractual obligations of the Corporation then in effect, the number of directors of the Corporation may be fixed from time to time by resolution of the Board, and any vacancies on the Board, whether arising due to an increase in the number of directors or otherwise, may be filled by the Board.

3.2 Term of Office. Subject to Section 3.3 hereof, each director shall be elected for a term as provided in the Articles.

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3.3  Qualification of Directors.  In addition to the disqualifications provided for in the Act, a director who is a salaried officer of the Corporation other than any of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one, any of the Co-Chairmen or the Chairman if there is only one, or a Vice-Chairman, shall cease to hold office as a director when he ceases to be a salaried officer of the Corporation.

3.4 Quorum. A majority of the directors holding office at any particular time shall constitute a quorum of the Board.

3.5 Meeting Following Annual Meeting. The Board shall meet without notice as soon as practicable after each annual meeting of shareholders to transact such business as may come before the meeting and to appoint by election:

         (1)  the Non-Executive Chairman;
         (2)  the Chairman or one or more Co-Chairmen;
         (3)  one or more Vice-Chairmen;
         (4) the Chief Executive Officer or one or more Co-Chief Executive Officers;
         (5)  the Secretary;
         (6)  one or more Vice-Presidents; and
         (7)  such other officers as the Board chooses to appoint.

     Each of the officers appointed by the Board, whether at the meeting of the Board after the annual meeting of shareholders or at any other meeting shall perform such duties and have such powers as are customarily performed and held by such officers, subject to any limitations or specific duties required to be performed or specific powers bestowed by the Board from time to time.

3.6 Other Meetings of the Board. Meetings of the board shall be held from time to time at a date, time and place determined by a Co-Chairman, the Chairman if there is only one, a Vice-Chairman or a majority of the directors, provided however, that other than for regular quarterly meetings of the board and the meeting following the annual meeting of shareholders, the Non-Executive Chairman and one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one shall have approved the date, time and agenda for such meeting.

3.7 Notice of Meeting. Notice of the time and place of each meeting of the Board requiring notice shall be given to each director not less than two days (excluding non-business days) before the date on which the meeting is to be held.

3.8 Chairman. The chairman of any meeting of the Board shall be the first mentioned of such of the following officers who is present at the meeting: one of the Co-Chairmen or the Chairman if there is only one, one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one, a Vice-Chairman or a Vice-President who is a director of the Corporation. If no such officer is present, the directors present shall choose one of their number to act as chairman.

3.9 Votes to Govern. Subject to the Articles, this by-law and the Corporation's contractual obligations then in effect, at all meetings of the Board, every question shall be decided by a majority of the votes cast. The chairman of any meeting may vote as a director and, in the event of an equality of votes, the chairman shall not be entitled to a second or casting vote.

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3.10  Remuneration. No director who is a salaried officer of the Corporation shall be entitled to any remuneration for the performance of his duties as a director. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

3.11 Interest of Directors and Officers Generally in Contracts. No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Act.

                                   Section 4

                                  COMMITTEES

4.1 Committees. The Board shall, in light of the Corporation's contractual obligations in effect from time to time, appoint annually members of an Audit Committee, a Compensation Committee and a Nominating Committee and such additional committees as it deems necessary and, subject to the Act, delegate to the committees such powers of the Board and assign to the committees such duties, as the Board considers appropriate.

4.2 Composition of Committees. To the extent required by regulatory requirements applicable to the Corporation, at least a majority of the members of the Audit and Compensation Committees shall be directors who are independent directors for the purposes of such regulatory requirements applicable to the Corporation. Subject to the foregoing, the composition of each committee shall have been proposed to the Board by the Non-Executive Chairman and one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one.

4.3 Operation of Committees. In the case of each committee, a majority of members holding office at any particular time shall constitute a quorum for the transaction of business at that time. The Board shall appoint a chairman of each committee. Each committee shall meet at the call of its chairman, on not less than two days (excluding non-business days) notice to each member of the committee prior to the date on which the meeting is to be held. All acts or proceedings of any committee shall be reported to the Board at or before the next meeting thereof.

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                                   Section 5

                          THE TRANSACTION OF BUSINESS

5.1 Execution of Instruments. Contracts, documents or instruments in writing requiring execution by the Corporation shall be signed by any two officers or directors, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

5.2 Banking Arrangements. The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.


                                   Section 6

                                   DIVIDENDS

6.1 Dividends. The Board may from time to time declare dividends payable to shareholders according to their respective rights.

6.2 Dividend Payment. A dividend payable in money may be paid by cheque drawn on the Corporation's bankers, or one of them, to the order of each registered holder of shares of a class or series in respect of which the dividend has been declared, and mailed by prepaid ordinary mail to such registered holder at his recorded address. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The Corporation may pay a dividend by cheque to a registered holder or to joint holders other than in the manner herein set out, if the registered holder or joint holders so request.

6.3 Idem. The Corporation may, when so directed by a registered holder of a share in respect of which a dividend in money has been declared, pay the dividend in the manner so directed.

6.4 Non-receipt or Loss of Dividend Cheques. In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of entitlement as the Board or the Vice-President in charge of finance may from time to time prescribe, whether generally or in a particular case.

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                                   Section 7

                     PROTECTION OF DIRECTORS AND OFFICERS

7.1 Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Act.

7.2 Indemnity of Others. Except as otherwise required by the Act and subject to paragraph 7.1, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.


7.3 Right of Indemnity Not Exclusive. The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

7.4 No Liability of Directors or Officers for Certain Matters. To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall

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                                      -7-
     perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.


                                   Section 8

                                 MISCELLANEOUS

8.1 Omissions and Errors. The accidental omission to give any notice to any shareholder, officer or auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting to which the notice related.

8.2 Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register.

8.3 Waiver of Notice. A shareholder, proxyholder, director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles or otherwise and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default or defect in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner.

8.4 Invalidity of any Provisions of this By-law. The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.


                                   Section 9

                                    REPEAL

9.1 Repeal. By-law No. 1 of the Corporation adopted and confirmed by the shareholders of the Corporation on March1, 1994 is repealed on the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law of the Corporation or its predecessors or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to such by-law prior to its repeal. All officers and persons acting under the by-law so repealed shall continue to act as if appointed by the directors under the provisions of this by-law or the Act until their successors are appointed.


June 1999